Exhibit 99.1

FDA Grants Fanapt® Three Years of Marketing Exclusivity for Labeling Changes Relating to Maintenance Treatment of Schizophrenia

WASHINGTON, June 15, 2016 /PRNewswire/ — Vanda Pharmaceuticals Inc. (Vanda) (NASDAQ: VNDA) today announced that the U.S. Food and Drug Administration (FDA) has granted three years of marketing exclusivity for the changes related to the supplemental New Drug Application (sNDA) that was recently approved by FDA. On May 26, 2016, Vanda announced that FDA had approved Vanda’s sNDA for Fanapt®, modifying and expanding the prescribing information for the use of Fanapt® as a maintenance treatment of schizophrenia in adults.

The FDA added this entry to the Fanapt® Orange Book listing providing exclusivity until May 26, 2019 based upon three years from the sNDA approval date.

About Vanda Pharmaceuticals Inc.

Vanda is a specialty pharmaceutical company focused on the development and commercialization of novel therapies to address high unmet medical needs and improve the lives of patients. For more on Vanda, please visit www.vandapharma.com.

Corporate Contact:

Jim Kelly

Senior Vice President and Chief Financial Officer

Vanda Pharmaceuticals Inc.

(202) 734-3428

jim.kelly@vandapharma.com

Media Contact:

Alexandra Peterson

Senior Vice President, Health Practice Leader

Makovsky

(212) 508-9709

apeterson@makovsky.com

SOURCE Vanda Pharmaceuticals Inc.